SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):              March 28, 2002


                          Natural Solutions Corporation
             (Exact name of registrant as specified in its charter)


        Nevada                       000-28155                    88-0367024
--------------------             -----------------        ---------------------
(State or other jurisdiction    Commission File Number        (IRS Employer
     of incorporation)                                       Identification No.)


100 Volvo Parkway, Suite 200, Chesapeake, Virginia                  23320
------------------------------------------------------            ---------
 (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:  (757) 548-4242

ITEM 5.  Other Events

On March 28, 2002, Dr. M.G. Robertson notified Natural Solutions Corporation (the "Company") that each of the Company's convertible debentures held by Dr. Robertson (the "Notes") were in default because, among other reasons, the Company's board of directors had elected to file a Chapter 7 bankruptcy petition. As provided in each of the Notes, in the event of the occurrence of an event of default, each Note is immediately due and payable and Dr. Robertson may collect payment in every way permitted by law. Dr. Robertson has made demand for full payment.

The Company's obligations under the Notes are secured by, among other things, a security agreement (the "Security Agreement") dated as of June 1, 2000. The
Security Agreement grants to Dr. Robertson a security interest in all of the Company's assets, tangible and intangible, now owned or hereafter acquired by it, including, but not limited to, licenses (collectively referred to as the "Collateral").

Because of the default, Dr. Robertson will sell the Collateral at public auction on Monday, April 8, 2002. The Notice of Demand and the Notice of Disposition of Collateral are attached to this report.


ITEM 7.  Exhibits.

Exhibit No.       Description

99.1              Notice of Default

99.2              Notice of Disposition of Collateral



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      Natural Solutions Corporation (Registrant)

Date: April 5, 2002                   By: /s/ Lowell W. Morse
                                         ---------------------------------------
                                                     President